UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

PEOPLESTRING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

157 Broad Street, Suite 109
Red Bank, NJ 07701
(Address of principal executive office)

732-741-2840
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01                      Other Events

Newly appointed management of Peoplestring Corporation (the “Company”) have been in ongoing discussions with major shareholders and debt-note holders of the Company to develop a plan to bring the filings current, evaluate the current status of the Company’s business upon entering into a Merger and Reorganization Agreement with Vape Holdings, Inc. (“Vape”) on August 9, 2013, and to review new business opportunities that would add to the current operations of the Company.

Since the last quarterly filing for the period ended September 30, 2012, the Company has maintained limited operations and has continued to move forward into new business opportunities, including the e-cigarette industry.  By maintaining its limited operations and its primary assets, including its intellectual property and websites, and acquiring Vape and its ongoing operations and assets, the Company is not a shell as defined by federal securities law.  Based on the amount of development and investments by the Company and its newly acquired subsidiary, Vape, management believes that bringing the filings current and bringing in new investments and development is in the best interests of the Company and its shareholders.  To that end, management is working to bring the filings current as quickly as possible to move forward with its development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLESTRING CORPORATION

Dated: August 27, 2013	By:	/s/ Jerome Kaiser
Jerome Kaiser
Duly Authorized Officer, Chief Executive Officer